EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement of Symmetricom, Inc. on Form S-8 of our reports dated July 26, 2001 (August 4, 2001 as to Note N) and September 17, 2001 appearing in the Annual Report on Form 10-K.

/s/    Deloitte & Touche LLP

San Jose, California
July 29, 2002